UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2007 (July 9, 2007)

AEROFLEX INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

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DELAWARE (State or Other Jurisdiction of Incorporation)	000-02324 (Commission File Number)	11-1974412 (I.R.S. Employer Identification No.)
35 South Service Road Plainview, New York (Address of Principal Executive Offices)		11803 (Zip Code)
Registrant’s telephone number including area code: (516) 694-6700
No change since last report (Former Name or Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 9, 2007, Aeroflex Incorporated (the "Company") and its board of directors filed a Motion to Dismiss the Second Consolidated Amended Class Action Complaint (the "Motion to Dismiss") seeking to dismiss with prejudice all claims in the previously reported consolidated action brought by several stockholders of the Company. On July 10, 2007, plaintiffs filed a Cross-Motion For a Preliminary Injunction (the "Motion for a Preliminary Injunction") seeking to enjoin the July 26, 2007 special meeting of the stockholders on the grounds that the Company and its board of directors provided inadequate disclosures. Defendants will be required to serve their opposition to the Motion for a Preliminary Injunction by July 18, 2007, and the reply brief of their Motion to Dismiss by July 19, 2007. Plaintiffs will be required to serve their opposition to the Motion to Dismiss by July 17, 2007, and the reply brief of their Motion for a Preliminary Injunction by July 20, 2007. A hearing on these motions has been set for July 24, 2007 before the Supreme Court of the State of New York, Nassau County.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX INCORPORATED

By:	/s/ John Adamovich, Jr.
Name: John Adamovich, Jr.
Title: Senior Vice President and Chief Financial Officer

Dated: July 12, 2007